Exhibit 99.1

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

The Notice of Meeting, Proxy Statement and Proxy Card are available at

www.proxyvoting.com/gatherco.

FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY BY MAIL

THIS PROXY/AUTHORIZATION AND DIRECTION FOR EXECUTION OF PROXY, IF PROPERLY

EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE FOR A PROPOSAL, THE

SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’

RECOMMENDATIONS.

Receipt of the Proxy Statement is hereby acknowledged.

A vote FOR Items 1, 2, and 3 is recommended by the Board of Directors.

1. Approval and adoption of the Agreement and Plan of Merger, dated as of January 30, 2015, by and among Gatherco, Aspire Energy of Ohio, LLC (“Merger Sub”) and Chesapeake Utilities Corporation (“Chesapeake Utilities”), and the transactions contemplated thereby, including the merger of Gatherco with and into Merger Sub, a wholly-owned subsidiary of Chesapeake Utilities;

o FOR o AGAINST o ABSTAIN

2. Approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve the foregoing proposal; and

o FOR o AGAINST o ABSTAIN

3. Transaction of such other business as may properly come before the special meeting and any adjournment(s) thereof.

o FOR o AGAINST o ABSTAIN

Dated:                                                                  , 2014

Signature

Title

SIGN ABOVE - Please sign exactly as your name appears hereon. If shares are registered in more than one name, all should sign but if one signs, it binds the others. When signing as attorney, executor, administrator, agent, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized person. If a partnership, please sign partnership name by an authorized person.

CONTROL NUMBER

Gatherco, Inc.

FORM OF PROXY FOR 2015 SPECIAL MEETING OF

SHAREHOLDERS

VOTE BY INTERNET – www.proxyvoting.com/gatherco

Use the internet to transmit your voting instructions up until

11:59 P.M. Eastern Time on                         , 2015. Have your proxy

card in hand when you access the website and follow the instructions.

VOTE BY PHONE – 1-800-659-8688 (toll-free)

Use any touch-tone telephone to transmit your voting instructions

up until 11:59 P.M. Eastern Time on                         , 2015. Have your proxy

card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Gatherco, Inc.

c/o MacKenzie Partners, Inc.,

105 Madison Avenue, New York, New York 10016.

CONTROL NUMBER

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

GATHERCO, INC.

SPECIAL MEETING OF SHAREHOLDERS,                                         , 2015

Revocable Proxy

PROXY/AUTHORIZATION AND DIRECTION FOR EXECUTION

OF PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby designates                                                                                                       , and each of them, their true and lawful agents and proxies with full power of substitution in each, to represent the undersigned and to vote the number of shares of the Company’s common stock which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of GATHERCO, INC. to be held at 300 Tracy Bridge Road, Orrville, Ohio 44667 on                                         , 2015 at 10:30 A.M., and any adjournment thereof, and revoking all proxies heretofore given, as designated hereon. The above-named proxies of the undersigned are further authorized and directed to vote, in their discretion, on such other matters as may properly come before the meeting or any adjournment thereof. This proxy shall remain in effect for a period of one year from its date.